Exhibit 99.1

Canopy Growth Appoints Tom Stewart as Interim Chief Financial Officer

Appointment reflects the continued execution of Canopy Growth’s FY26 strategy, with a focus on financial discipline, fundamentals, and commercial execution

Mr. Stewart brings over 20 years of operational finance and accounting leadership to the interim CFO role, with deep experience in operations, compliance, and performance management

SMITHS FALLS, ON. July 9, 2025 — Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX: WEED) (Nasdaq: CGC), a world-leading cannabis company dedicated to unleashing the power of cannabis to improve lives, today announced the appointment of Tom Stewart as Interim Chief Financial Officer, effective immediately.

Mr. Stewart succeeds Judy Hong, who served as Canopy Growth’s Chief Financial Officer since April 2022. During her tenure, Ms. Hong played a key role in improving the Company’s capital structure and significantly strengthening its financial position. Canopy Growth thanks Ms. Hong for her leadership and support of its strategic vision.

Mr. Stewart is an accomplished finance executive with over 20 years of experience with public companies, including accounting, reporting, FP&A, and operational finance. He joined Canopy Growth in 2019 as Chief Accounting Officer, following 10 years in increasingly senior finance roles at Constellation Brands, Inc. Mr. Stewart began his career at PricewaterhouseCoopers and is a Certified Public Accountant in the state of New York.

Mr. Stewart’s appointment is part of the Company’s continued execution of its Fiscal 2026 strategy, which includes a sharpened focus on operational efficiency, disciplined capital management, and building a sustainable, performance-led business. His background in performance-driven consumer packaged goods finance and accounting makes him well-suited to support Canopy Growth’s financial and operational priorities in this next phase.

“Tom has been a core member of our finance leadership team and is the right person to step into this role at a critical time,” said Luc Mongeau, Chief Executive Officer. “His background brings the right balance of financial rigor and operational insight to support our goals around efficiency, profitability, and long-term value creation.”

“I’m proud to take on this role and support Canopy Growth as we move with purpose into our next phase,” said Tom Stewart. “I believe in the strength of this team and the long-term opportunity in the sector. My focus will be on disciplined execution, fundamentals, and building a strong financial platform as we pursue profitable growth.”

The Company has initiated a formal search for a permanent Chief Financial Officer.

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Contact:

Alex Thomas
Director, Communications
alex.thomas@canopygrowth.com

Tyler Burns
Director, Investor Relations
tyler.burns@canopygrowth.com

About Canopy Growth

Canopy Growth is a world-leading cannabis company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to consumers, Canopy Growth delivers innovative products from owned and licensed brands including Tweed, 7ACRES, DOJA, Deep Space, and Claybourne, as well as category defining vaporization devices by Storz & Bickel. In addition, Canopy Growth serves medical cannabis patients globally with principal operations in Canada, Europe and Australia.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through an unconsolidated, non-controlling interest in Canopy USA, LLC (“Canopy USA”). Canopy USA’s portfolio includes ownership of Acreage Holdings, Inc., a vertically integrated multi-state cannabis operator with operations throughout the U.S. Northeast and Midwest, as well as ownership of Wana Wellness, LLC, The Cima Group, LLC, and Mountain High Products, LLC, a leading North American edibles brand, and majority ownership of Lemurian, Inc. , a California-based producer of high-quality cannabis extracts and clean vape technology.

At Canopy Growth, we’re shaping a future where cannabis is embraced for its potential to enhance well-being and improve lives. With high-quality products, a commitment to responsible use, and a focus on enhancing the communities where we live and work, we’re paving the way for a better understanding of all that cannabis can offer.

For more information visit www.canopygrowth.com.